Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Carver Bancorp, Inc.
New York, New York

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-250199) of Carver Bancorp, Inc., of our report dated June 29, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
June 29, 2021